Exhibit 5.2
May 6, 2011
Cambium Learning Group, Inc.
17855 North Dallas Parkway, Suite 400
Dallas, Texas 75287
Re: Cambium Learning Group, Inc.’s Registration Statement on Form S-4
Ladies and Gentlemen:
     I am the Senior Vice President, General Counsel and Secretary to Cambium Learning Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, including Cambium Education, Inc. f/k/a Sopris West Educational Services, Inc., a Colorado corporation (the “CEI”). In that capacity, I have acted as counsel to the Company and CEI in connection with the filing of the referenced Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offer by the Company to exchange (the “Exchange Offer”) up to $175,000,000 in principal amount of the Company’s 9.75% new Senior Secured Notes due 2017, which are subject to the Registration Statement (the “Exchange Notes”), for an equal principal amount of the Company’s 9.75% Senior Secured Notes due 2017, which were issued in transactions not registered under the Securities Act (the “Outstanding Notes”). The Exchange Notes will be fully and unconditionally guaranteed (each a “Subsidiary Guarantee” and collectively, the “Subsidiary Guarantees”) by certain of the Company’s existing and future wholly-owned domestic subsidiaries, including CEI (collectively, the “Guarantors”). The Outstanding Notes were issued, and the Exchange Notes will be issued, pursuant to the Senior Secured Notes Indenture, dated as of February 17, 2011 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). I am issuing this opinion in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.
     In connection with the foregoing, I have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) CEI’s Certificate of Incorporation and Bylaws, each as amended to date; (c) the Indenture (including the Subsidiary Guarantee by CEI contained therein); and (c) such corporate or organizational records of CEI, certificates of officials of CEI and public officials and other proceedings, documents and records as I have deemed necessary to render the opinions set forth below. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with the originals of all documents submitted to me as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to me as copies.
     I have also assumed for purposes of this opinion that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and that the Indenture constitutes a legal, valid and binding obligation of the Trustee.

     Based upon the foregoing, upon my familiarity with CEI, and upon an examination of such other documents and questions of law as I have deemed appropriate for purposes of this opinion, I am of the opinion that:
     (A) the Subsidiary Guarantee proposed to be issued by CEI pursuant to the Exchange Offer has been duly authorized by CEI for issuance; and
     (B) subject to the Registration Statement becoming effective under the Securities Act of 1933 and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture, the guarantee by CEI of the obligations of the Company under the Exchange Notes pursuant to the terms of the Subsidiary Guarantee given by it under the Indenture constitutes a valid and legally binding obligation of CEI, subject to the applicable Enforceability Exceptions (as defined below).
     This opinion is specifically subject to the following exceptions, qualifications and limitations:
     A. The enforceability of the Subsidiary Guarantee by CEI is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium and similar laws affecting the enforcement of creditors’ rights generally; (ii) the effect of public policy and of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; and (iii) the qualification that certain remedial, waiver or other provisions of the Subsidiary Guarantees by CEI are or may be unenforceable in whole or in part under the laws of the States of New York or Colorado, or the federal laws of the United States of America (the “Covered Laws”), but such unenforceability will not render the Subsidiary Guarantee by CEI invalid as a whole or preclude enforcement in accordance with the applicable law of the security interest in the Collateral (as defined in the Indenture) owned by CEI created by the Collateral Documents (as defined in the Indenture) (clauses (i) through (iii) above being referred to collectively in this letter as the “Enforceability Exceptions”).
     B. I have made no examination of, and express no opinion or other assurance as to: (i) the enforceability of any provisions in the Subsidiary Guarantee by CEI that purport to establish (or may be construed to establish) evidentiary standards, or that constitute waivers prohibited by the Covered Laws, or (ii) the enforceability of governing law clauses included in the Subsidiary Guarantee by CEI.
     C. I express no opinion or other assurance as to (i) the enforceability of any provision in the Subsidiary Guarantee by CEI: (1) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by, or of any of the obligations referred to in, the Covered Laws; (2) relating to indemnification, contribution or exculpation in connection with violations of any statutory duties or public policy by, or in connection with willful, reckless or unlawful acts or gross negligence or ordinary negligence of, the indemnified or exculpated party or the party receiving contribution; (3) relating to indemnification, contribution or exculpation of any party that a court would determine in the circumstances under applicable law to be insufficiently explicit or conspicuous; (4) waiving any rights to trial by jury; (5) purporting to create a trust or other fiduciary relationship; or (6) purporting to grant the right of setoff to an affiliate of a lender or a purchaser of a participation in the loans outstanding thereunder, permits the exercise of a right of setoff against amounts not then due or which constitutes a penalty or forfeiture; or (ii) the extent to which provisions providing for conclusive presumptions or determinations, non-effectiveness of oral modifications, powers of attorney, waiver of or consent to notice, service of process, jurisdiction and venue, waiver of offset, defenses or counterclaims, or judgment currency or permitting the care or disposition of collateral except in accordance with law, will be enforced.

     D. My opinions as to enforceability are subject to the effect of generally applicable rules of law that: (i) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to the circumstances in which the unenforceable portion is not an essential part of the agreed exchange or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable; and (ii) limit the availability of a remedy under certain circumstances when another remedy has been elected.
     I am admitted to the Bar of Colorado. I note that by its terms, the Indenture (including the Subsidiary Guarantees contained therein) purports to be governed by and construed with in accordance with the laws of the State of New York. The opinions set forth herein are limited to the laws of the State of New York and the Colorado Business Corporation Act, and I am expressing no opinion as to the effect of the laws of any other jurisdiction nor whether the laws of any other jurisdiction are applicable to the transactions that are the subject of these opinions. No opinion is being rendered with respect to the choice of law.
     I express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom.
     This opinion letter is rendered exclusively in connection with the Subsidiary Guarantee by CEI and for no other purpose. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of the rules and regulations of the SEC promulgated thereunder. Lowenstein Sandler PC may rely upon this opinion as if it were addressed to them.

Very truly yours,
/s/ Todd W. Buchardt
Senior Vice President, General Counsel and
Secretary